Exhibit 99.1

Cannae Holdings, Inc. Announces Third Quarter 2021 Financial Results
~ Quarterly results call scheduled for 5:00pm ET ~
Las Vegas, November 9, 2021 -- Cannae Holdings, Inc. (NYSE:CNNE) (“Cannae” or the “Company”) has released its third quarter 2021 financial results by posting them to its website. Please visit the Cannae investor relations website at investor.cannaeholdings.com to view the third quarter 2021 financial results, which are included in its Letter to Shareholders.

Conference Call

As previously announced, Cannae will host a conference call, today, November 9, 2021 at 5:00pm (Eastern Time), to discuss its third quarter 2021 results. The conference call can be accessed by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international) and asking for the Cannae Holdings Third Quarter 2021 Financial Results. A telephonic replay will be available approximately two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671, and providing the access code 13723701. The telephonic replay will be available until 11:59 pm (Eastern Time) on November 16, 2021.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at investor.cannaeholdings.com. The online replay will remain available for a limited time beginning immediately following the call.

About Cannae Holdings, Inc.

Cannae Holdings, Inc. (NYSE: CNNE) is engaged in actively managing and operating a group of companies and investments, as well as making additional majority and minority equity portfolio investments in businesses. Cannae’s current principal holdings include Dun & Bradstreet Holdings, Inc. (NYSE: DNB), in which Cannae holds approximately 68 Million shares or an approximately 16% interest. Cannae’s second principal holding is Ceridian (NYSE: CDAY), in which Cannae owns 10 Million shares representing an approximately 7.0% interest. Cannae holds approximately 54 Million shares, or approximately 8% of Paysafe (NYSE: PSFE), as well as 8.1 Million Paysafe warrants. Cannae also holds approximately 50 million shares, or approximately 10%, of Alight, Inc (NYSE: ALIT), as well as 8 million Alight warrants. Cannae’s other principal holdings include Optimal Blue and Sightline Payments, of which Cannae owns approximately 20% and 33%, respectively.

Contacts
Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com

Source: Cannae Holdings, Inc.